Exhibit a(3)

                           DOMINI SOCIAL EQUITY FUND

                                    FORM OF
                              AMENDMENT NO. 3 TO
                             AMENDED AND RESTATED
                            DECLARATION OF TRUST OF
                           DOMINI SOCIAL EQUITY FUND


     The undersigned, being at least a majority of the Trustees of Domini Social Equity Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated June 7, 1989, as amended and restated on March 1, 1990, and as further amended (the "Declaration of Trust"), do hereby amend Section 1.1 of the Declaration of Trust by deleting Section 1.1 in its entirety and replacing it with the following, effective as of January __, 2000:

     SECTION 1.1. NAME. The name of the trust is hereby amended to be "Domini Social Investment Trust".

     IN WITNESS WHEREOF, the undersigned have executed this Amendment on separate counterparts this 14th day of January, 2000.



-------------------------------     -------------------------------
AMY L. DOMINI                       JULIA ELIZABETH HARRIS
As trustee and not individually     As trustee and not individually



-------------------------------     -------------------------------
KIRSTEN S. MOY                      WILLIAM C. OSBORN
As trustee and not individually     As trustee and not individually



-------------------------------     -------------------------------
KAREN PAUL                          GREGORY A. RATLIFF
As trustee and not individually     As trustee and not individually



-------------------------------     -------------------------------
TIMOTHY SMITH                       FREDERICK C. WILLIAMSON, SR.
As trustee and not individually     As trustee and not individually

                                                                   Exhibit a(3)


                        DOMINI SOCIAL INVESTMENT TRUST

                                    FORM OF
                    AMENDMENT NO. 4 TO AMENDED AND RESTATED
                 DECLARATION OF TRUST AND AMENDED AND RESTATED
             ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF
                    BENEFICIAL INTEREST (WITHOUT PAR VALUE)


     Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated June 7, 1989, as amended and restated on March 1, 1990, and as further amended (the "Declaration of Trust"), of Domini Social Investment Trust (formerly, Domini Social Equity Fund) (the "Trust"), the undersigned, being at least a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to establish a new series of Shares (as defined in the Declaration of Trust). No other changes to the special and relative rights of the existing series are intended by this amendment and restatement. This amendment and restatement shall become effective as of January 17, 2000.

     1. The series shall be as follows:

        The new series shall be designated as "Domini Social Bond Fund."

        The other existing series of the Trust is Domini Social Equity Fund.

     2. Each series shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of a series shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to that series, and shall be entitled to receive its pro rata share of the net assets of that series upon liquidation of that series, all as provided in
Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that series, unless otherwise required by law.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to create additional series, to reallocate assets and expenses, to change the designation of each series or any other series created hereafter, or otherwise to change the special and relative rights of each series or any such other series.

     IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this 14th day of January, 2000.


-------------------------------     -------------------------------
AMY L. DOMINI                       JULIA ELIZABETH HARRIS
As trustee and not individually     As trustee and not individually



-------------------------------     -------------------------------
KIRSTEN S. MOY                      WILLIAM C. OSBORN
As trustee and not individually     As trustee and not individually



-------------------------------     -------------------------------
KAREN PAUL                          GREGORY A. RATLIFF
As trustee and not individually     As trustee and not individually



-------------------------------     -------------------------------
TIMOTHY SMITH                       FREDERICK C. WILLIAMSON, SR.
As trustee and not individually     As trustee and not individually